UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2019
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events.
On September 27, 2019, the Federal Housing Finance Agency (“FHFA”), the regulator of the Federal Home Loan Banks (“FHLBanks”), including the Federal Home Loan Bank of San Francisco (the “FHLBSF”), issued a Supervisory Letter to the FHLBanks providing among other things that, by March 31, 2020, the FHLBanks should limit and cease entering into certain instruments referencing the London Interbank Offered Rate that mature after December 31, 2021. For investments, the FHLBanks must, by December 31, 2019, stop purchasing investments that reference LIBOR and that mature after December 31, 2021.
A copy of the FHLBSF’s notice to members regarding the FHFA’s letter to the FHLBanks as well as a copy of the FHFA’s letter are included herein as Exhibits to this Current Report on Form 8-K.
The FHLBSF is evaluating the potential impact, if any, of the Supervisory Letter on its financial condition and results of operations.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

	99.1	Member communication dated September 27, 2019.
	99.2	Supervisory Letter from the FHFA to the FHLBanks dated September 27, 2019.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: September 27, 2019	By:	/s/ J. Gregory Seibly
J. Gregory Seibly President and Chief Executive Officer